EXHIBIT 10.1
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of December 2005 by and between [NAME] (the “Executive”), and Collegiate Funding Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”).
     WHEREAS, Executive is currently employed as Executive Vice President and [TITLE] of the Company pursuant to an employment agreement dated [DATE], between Executive and the Company (the “Employment Agreement”), as first amended on April 26, 2005; and
     WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger among JPMorgan Chase Bank, National Association, Cannon Acquisition Corporation and Collegiate Funding Services, Inc., dated as of December 14, 2005, the Company wishes amend the terms of the Employment Agreement as set forth herein; and
     WHEREAS, the Company and Executive agree to enter into such amendment on the terms set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:
1. Definitions. Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement.
2. Amendment. There is added a new sentence to the end of Section 1(b), which shall read as follows:
“Notwithstanding the foregoing or anything set forth in Section 1(c) to the contrary, if a Change in Control (as defined below) occurs during the Term, the Term shall continue through the first anniversary of such Change in Control, and shall end on such date.”
3. General.
     (a) The Employment Agreement, as amended on April 26, 2005 and as further amended by this Amendment (the “Amended Agreement”), constitutes the entire agreement among the parties with respect to the subject matter contained therein and herein and supersedes all prior and contemporaneous agreements (whether in draft form or otherwise), discussions, understandings and negotiations, whether written or oral, with respect to the terms of Executive’s employment by the Company. Executive hereby agrees and acknowledges that, other than pursuant to the Amended Agreement, Executive has no other rights or claims to receive any additional severance or termination payments or benefits from the Company, and that Executive has not relied upon any discussions or draft documents regarding the possible modification of the Amended Agreement in making any decision regarding his employment. This Amendment (and the Amended Agreement) may only be amended or modified by a written instrument signed by all parties hereto.
     (b) This Amendment shall be governed and construed as to its validity, interpretation and effect by the laws of the State of New York, without reference to its conflicts of laws provisions, and the arbitration provisions of the Employment Agreement shall apply to any dispute with respect to this Amendment.
     (c) This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first written above.
COMPANY

Collegiate Funding Services, Inc.

By:

Executive

[NAME]
Title: Executive Vice President and [TITLE]